UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

ULTIMATE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22532	84-0585211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 West 84th Avenue, Suite A, Thornton, Colorado 80260

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:(303) 412-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD.

On January 19, 2005, Ultimate Electronics, Inc. received a notification from the Listing Qualifications Department at The Nasdaq Stock Market, Inc. (Nasdaq) that it is in material noncompliance with Marketplace Rules 4350(i)(1)(B), 4350(i)(D)(ii), 4310(c)(17)(D), 4350(c)(1), 4350(d)(2), 4330 and 4450(f) for continued listing on Nasdaq.

The notification does not by itself result in immediate delisting of the Company’s securities.  As discussed in the Company’s Current Report on Form 8-K filed December 28, 2004, the Company previously requested a hearing with the Nasdaq Listing Qualifications Panel in connection with a notice of violation of Marketplace Rule 4310(c)(14).  An oral hearing is scheduled for January 27, 2005, at which the additional deficiencies listed above will be considered.  There can be no assurance that the Panel will grant the Company’s request for continued listing.

The Company issued a press release in connection with the notification on January 26, 2005, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated January 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ELECTRONICS, INC.
(Registrant)

Date: January 26, 2005
	By:	/s/ DAVID A. CARTER
David A. Carter,
Senior Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated January 26, 2005